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                                                                    EXHIBIT 12.1

TALX Corporation
Ratio of Earnings to Fixed Charges

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                                                                                                          3 MONTHS   3 MONTHS
                                                                                                            ENDED      ENDED
                                                          2001      2002       2003      2004      2005   6/30/2004  6/30/2005
                                                       ------------------------------------------------------------------------
FIXED CHARGES:
Interest expensed                                             -        18      1,471       919     2,944      549         916
Interest capitalized                                          -         -          -         -         -        -           -
Amortized premiums,
  discounts, and capitalized expenses
  related to indebtedness                                                        124       159       222       66          22
An estimate of the interest
  within rental expense                                     453       498      1,674     1,767     2,000      513         509

                                                       -----------------------------------------------------------------------
                                                            453       516      3,269     2,845     5,166    1,128       1,447
                                                       =======================================================================




EARNINGS:
Add:
Pre-tax income from continuing operations (1)             3,292     6,801     18,133    20,383    27,915    2,287      10,620
Fixed charges                                               453       516      3,269     2,845     5,166    1,128       1,447
Amortization of capitalized interest                          -         -          -         -         -        -           -

Subtract:
Interest capitalized                                          -         -          -         -         -        -           -

                                                       -----------------------------------------------------------------------
                                                          3,745     7,317     21,402    23,228    33,081    3,415      12,067
                                                       =======================================================================

RATIO OF EARNINGS TO FIXED CHARGES                         8.27     14.18       6.55      8.16      6.40     3.03        8.34
                                                       =======================================================================

(1)  excludes cumulative effect of
accounting change in 2001.
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